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                                                                  EXHIBIT 10.7.3


                                     NISSAN
                                     (LOGO)




                       NISSAN MOTOR ACCEPTANCE CORPORATION





                              AUTOMOTIVE WHOLESALE
                        FINANCING AND SECURITY AGREEMENT
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NISSAN (LOGO)   NISSAN MOTOR ACCEPTANCE CORPORATION


                         AUTOMOTIVE WHOLESALE FINANCING
                             AND SECURITY AGREEMENT



     This Agreement between Nissan Motor Acceptance Corporation, 990 W. 190th Street, Torrance, California 90502-1001 ("NMAC"), and PEACHTREE NISSAN, INC., located at 5211 PEACHTREE INDUSTRIAL BOULEVARD, CHAMBLEE O_ 30341 ("Dealer"), sets out the basic terms under which NMAC may establish and maintain for Dealer a wholesale line of credit, and make advances to or on behalf of Dealer thereunder, to finance new and used automobiles, trucks, truck-tractors, trailers, semi-trailers, buses, mobile homes, motor homes, other vehicles and other merchandise for Dealer whether held by Dealer for sale, lease or otherwise as inventory, equipment or otherwise (the "Property"). It is therefore agreed as follows:

1.   Advances Made by NMAC

NMAC at all times shall have the right, in its sole discretion, to determine the extent to which, the terms and conditions on which, and the period for which it will make advances to or on behalf of Dealer, or extend credit to Dealer. NMAC may at any time and from time to time in its sole discretion, establish, rescind or change limits or the extent to which financing accommodations under this Agreement will be made available to Dealer. This Agreement contemplates that NMAC may extend credit and make advances to Dealer by paying the invoice amount of Property ordered by or shipped to Dealer by a manufacturer, distributor or other seller of such Property to Dealer and NMAC may pay to any such person the invoice amount thereof, and NMAC shall be fully protected in relying in good faith upon any invoice or advice from any manufacturer, distributor or seller that the property described therein has been ordered by or shipped to Dealer and the invoice amount therefor is correctly stated. Any such payment made by NMAC to any such manufacturer, distributor or seller shall be an advance made by NMAC to or on behalf of Dealer pursuant hereto and shall be repayable by Dealer in accordance with the terms hereof. In addition, NMAC may make loans or other advances directly to Dealer with respect to property of any type held by Dealer for sale or lease and any such loan or other advance shall be an advance made by NMAC to or on behalf of Dealer pursuant hereto and shall be repayable by Dealer in accordance with the terms hereof. NMAC from time to time shall furnish statements to Dealer of advances made by NMAC to or on behalf of Dealer pursuant hereto. Promptly upon receipt by Dealer of any such statement, Dealer shall review the same and advise NMAC in writing of any discrepancy therein. In the event Dealer shall fail to advise NMAC of any discrepancy in any such


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statement within ten calendar days from the receipt thereof by Dealer, such statement shall be deemed to be conclusive evidence of advances by NMAC to or on behalf of Dealer pursuant hereto unless Dealer or NMAC establishes by a preponderance of evidence that such advances were not made or were made in different amounts than as set forth in such statement.

2.   Interest Rate and Flat Charges

All advances made by NMAC to or on behalf of Dealer pursuant hereto shall bear interest from the date of advance by NMAC to the date of repayment in good funds by Dealer at the rate established by NMAC from time to time for Dealer (the "Rate"); provided, however, that any amount not paid when due hereunder shall bear interest at 2% per annum in excess of the Rate, or the maximum contract rate permitted by law of the state where Dealer maintains its business as indicated above, whichever is the lesser. In addition to such interest, the financing of property hereunder shall be subject to service and insurance flat charges ("Flat Charges") established by NMAC from time to time for Dealer. The standard insurance program maintained by NMAC and optional coverages which may be obtained by Dealer, are attached to this Agreement (for information purposes only, and may be changed from time to time and at any time at the sole discretion of NMAC) as Exhibit 1. NMAC shall advise Dealer in writing from time to time of changes in the Rate and Flat Charges. Such changes in the Rate and Flat Charges shall be effective from the date stated in such notice; provided, however, that in the event any such notice advises Dealer of an increase in the Rate or Flat Charges, Dealer shall have the option of terminating this Agreement by paying to NMAC the full unpaid balance outstanding under Dealer's wholesale line of credit and all other amounts due or to become due hereunder in good funds within ten calendar days after receipt of such notice by Dealer, in which event such increased Rate or Flat Charges shall not become effective. Interest shall be calculated daily on the unpaid principal balance outstanding at the close of business each day. In no event shall Dealer be obligated to pay interest for any period which exceeds the maximum interest permitted by the applicable law for that period.

3.   Payments by Dealer

The aggregate amount outstanding from time to time of all advances made by NMAC to or on behalf of Dealer pursuant hereto shall constitute a single obligation of Dealer, notwithstanding such advances are made from time to time, and such amount, or so much thereof as may be demanded, together with NMAC's interest and Flat Charges with respect thereto, shall be payable by Dealer to NMAC upon demand. Notwithstanding that NMAC shall not have demanded payment therefor, upon any sale, lease, transfer or other disposition of property financed pursuant to this Agreement, Dealer shall, on or before the close of the next business day following such sale, pay over to NMAC an amount


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equal to the unpaid balance of the amount advanced with respect to the item sold together with interest thereon; provided, however, that if Dealer is in default, Dealer shall, on or before the close of the next business day following such sale, pay over to NMAC the entire proceeds of such sale, but nothing herein contained shall be deemed to authorize any sale of any Collateral (as hereinafter defined) while Dealer is in default. Dealer shall also pay to NMAC, upon demand, the full amount of any rebate, refund or other credit received by Dealer with respect to any property financed by NMAC hereunder. Dealer shall pay NMAC the earned and accrued interest on the unpaid balance of all advances made from time to time upon the earlier of demand by NMAC or the fifteenth day of each calendar month.

4.   NMAC's Security Interest

As security for (i) all advances now or hereafter made by NMAC to or on behalf of Dealer pursuant hereto, (ii) any other indebtedness of Dealer to NMAC now in existence or hereafter arising and (iii) the observance of performance of all other obligations of Dealer to NMAC in connection with the financing of property for Dealer; Dealer hereby grants to NMAC, its successors and assigns, a security interest in the following: the "Collateral".

     A. All automobiles, trucks, truck-tractors, trailers, semi-trailers, buses, mobile homes, motor homes, other vehicles and other merchandise, and all parts, accessories and furnishings used in connection therewith, now held or hereafter acquired by Dealer, including all goods hereafter added to or acquired in replacement of the foregoing, and the proceeds of all of the foregoing, whether or not inventory or other and whether or not new, used, repossessed, surrendered or other;

     B. All goods, including without limitation all machinery, equipment, tools, appliances, trucks, motor vehicles and office furniture and fixtures now held or hereafter acquired by Dealer, and the proceeds of all of the foregoing;

     C. All accounts receivable, chattel paper, security agreements, instruments, contract rights, policies and certificates of insurance, manufacturers certificates or statements of origin, bills of sale, receipts, journals, records, files, book and ledger sheets, documents and general intangibles now held or hereafter acquired by Dealer, including all monies and credits now due or to become due to Dealer from, and all claims against manufacturers or distributors of inventory or other lending institutions, and the proceeds of all of the foregoing; and

     D. All other assets now held or hereafter acquired by Dealer, with the exception of real property exclusive of fixtures.


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5.   Dealer's Possession and Sale of Merchandise

Dealer's possession of the Property financed pursuant hereto shall be for the sole purpose of storing and exhibiting the same for sale or lease in the ordinary course of Dealer's business. Dealer shall keep all new Property brand new and all used Property in at least as good condition as when it was acquired by Dealer, all of which shall be subject to inspection by NMAC. Dealer shall keep all such Property free from all taxes, liens and encumbrances. Any sum of money that may be paid by NMAC in release or discharge of any taxes, liens or encumbrances on any Collateral, or on any documents executed in connection therewith, shall become an obligation of Dealer to NMAC upon demand. Dealer shall keep the Collateral at the premises described above or at such other place as NMAC may approve in writing. Dealer shall not, except as expressly permitted under this paragraph 5, sell, transfer, lease, mortgage or otherwise dispose of the Collateral or any part thereof or interest therein, remove the Collateral from such premises or attempt any such sale, transfer, lease, mortgage, removal or other disposition of the Collateral without the prior written consent of NMAC. Unless and until an event of default shall have occurred, Dealer may sell the Property financed pursuant to this Agreement in the ordinary course of the Dealer's business, but nothing herein shall be deemed to waive or release any interest NMAC may have hereunder or under any other agreement and in any proceeds of such Property, including any accounts receivable, chattel paper, security agreements, instruments, contract rights, documents and general intangibles. Except as may be necessary to remove or transport the same from a freight depot to Dealer's place of business, Dealer shall not use or operate, or permit the use or operation of, any Property financed hereunder for demonstration or otherwise without the express prior written consent of NMAC in each case, and Dealer shall not in ???? use such Property illegally, improperly or for hire. Dealer shall not mortgage, pledge or loan any of such Property and shall not transfer or otherwise dispose of the same except by sale or lease in the ordinary course of Dealer's business. Dealer represents and warrants that it has good title to the Collateral, that the Collateral is free and clear of all liens and encumbrances other than those created by this Agreement, that Dealer has authority to convey a security interest in the Collateral, that NMAC need not look behind the Dealer signatories hereto to verify such authority that Dealer will comply with all laws and regulations affecting the Collateral, and that Dealer shall maintain adequate records for the purpose of identifying the disposition of any of the Property. As used in this paragraph 5, "sale in the ordinary course of Dealer's business" shall include only a bona fide retail sale to a purchaser for his own use at the fair market value of the Property sold, and ????? an occasional sale of such Property to another dealer at a price not less than Dealer's cost of the Property sold, provided such sale is not a part of a plan or ???????????? to liquidate all or any portion of Dealer's business; and "lease in the ordinary course of Dealer's business"


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shall include only a bona fide lease to a lessee for his own use at a fair rental value of the Property leased.

6.   Risk of Loss and Insurance Requirements

Except to the extent of any insurance proceeds actually received by NMAC with respect thereto under insurance obtained by NMAC pursuant to this Agreement or any other agreement, all Property financed hereunder shall be at Dealer's sole risk or any loss or damage to the same. Dealer hereby indemnifies NMAC against and holds NMAC harmless from all claims for injury or damage to persons or property caused by the use, operation or other holding of the Collateral and if requested to do so by NMAC, Dealer shall maintain, at its own expense, liability insurance in connection therewith in such form and amounts and with such insurers as NMAC may reasonably require from time to time. In addition, Dealer shall insure all Collateral financed hereunder that is or may be used for demonstration or operated for any other purpose against loss due to collision, subject in each case to the deductible amounts and limitations required by NMAC. If Dealer fails to furnish acceptable evidence of any insurance required by NMAC, NMAC may, but shall not be required to, obtain such insurance at Dealer's expense.

7.   Credits and Setoffs

All funds or other property belonging to NMAC and received by Dealer shall be received by Dealer in trust for NMAC and shall be remitted to NMAC forthwith. NMAC shall at all times have a right to offset and apply any and all credits, monies or properties of Dealer in NMAC's possession or control against any obligation of Dealer to NMAC.

8.   Information Concerning Dealer

To induce NMAC to extend financing accommodations hereunder, Dealer has submitted information concerning its business organization and financial condition, and Dealer hereby certifies that the information is complete, true and correct in all respects and that the financial information contained therein, and any other financial information that may be furnished to NMAC from time to time hereafter, does and shall fairly present the financial condition of Dealer in accordance with generally accepted accounting principles applied on a consistent basis. Dealer shall submit to NMAC (i) within 120 days after the end of Dealer's fiscal year, a complete statement of Dealer's financial condition for that year in a form which is reasonably satisfactory to NMAC, (ii) within 15 days after the last day of each calendar month, a balance sheet and profit and loss statement for that preceding month, and for any other financial records or reports which NMAC may reasonably request. In addition, Dealer agrees to notify NMAC immediately of any material change in its ownership, control, business organization or financial condition or of any information relating thereto


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previously furnished to NMAC.  Dealer acknowledges and intends that NMAC shall rely, and shall have the right to rely, on such information in extending and continuing to extend financing accommodations to Dealer. Dealer hereby authorizes NMAC from time to time and at all reasonable times to examine, appraise and verify, through contracts with retail purchasers and otherwise, the existence and condition of all inventory, goods, documents, commercial or other paper and other property in which NMAC has or has had any title, title retention, lien, security or other interest, and all of Dealer's books and records in any way relating to its business.

9.   Default

The happening of any of the following events or conditions shall constitute a default as such term is used herein:

     A. Dealer defaults in the payment of any indebtedness for advances made hereunder or otherwise due NMAC or in the performance of any of the terms, conditions or obligations of Dealer under this Agreement or any other agreement between NMAC and Dealer;

     B. Any warranty, representation or statement made or caused to be made by Dealer in connection with this Agreement or any other agreement between NMAC and Dealer is or becomes false or breached in any material respect;

     C. Loss, theft, damage, destruction, sale (except as permitted in paragraph 5) or encumbrance of the Collateral or the making of any levy, seizure or attachment thereon;

     D. Inability of Dealer to pay debts as they mature, insolvency, appointment of a receiver, trustee or custodian for Dealer or Dealer's property, assignment for the benefit of creditors by Dealer, commencement of any proceedings under any bankruptcy or insolvency law of the United States, any state or any political subdivision thereof by or against Dealer, or an order of attachment, execution, sequestration or other order in the nature of a writ is levied on the Collateral;

     E. Death of the Dealer if the Dealer is a natural person, or death of any partner of the Dealer if it is a partnership;

     F. Dissolution, merger or consolidation of any Dealer which is a corporation or a partnership or a transfer of all or any substantial part of the property of any Dealer; or

     G. Revocation, surrender, suspension or termination of any license, certificate, franchise, permit or any agreement necessary to allow Dealer to engage in the business which it presently conducts or which materially affects the ability of Dealer to carry on its business as it is presently conducted.


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Whenever a default shall occur, or at any time thereafter, NMAC at its option and without demand or notice of any kind, may terminate this Agreement and declare the indebtedness to be immediately due and payable. Upon default, NMAC shall have all the remedies of a secured creditor under the Uniform Commercial Code with respect to the Collateral and all other security pursuant to any other agreements between NMAC and Dealer. Dealer grants to NMAC, in any such event, the right to take possession of the Collateral and such other security by any means not involving a breach of the peace and to sell the same. For such purpose, NMAC may enter upon the premises on which the Collateral or other security may be situated and remove the same to such other place as NMAC may determine, and Dealer waives any notice or hearing with respect to such taking of possession. Dealer shall, upon NMAC's demand, assemble and make the Collateral or other security available to NMAC at a place to be designated by NMAC which is reasonably convenient to both parties. Further, NMAC may collect all monies and credits then due or to become due to Dealer from, and all claims against, manufacturers or distributors of inventory or other lending institutions. If any notice is required by law, such notice shall be deemed reasonably and properly given if mailed first class mail, postage prepaid, to the address of Dealer indicated above at least five days before the event with respect to which notice is required.

In the event of any default, Dealer shall pay all costs incurred by NMAC in enforcing the terms of this Agreement and collecting any amounts due hereunder, including those incurred in bankruptcy proceedings, expenses of locating the goods, expense of any repairs to any realty or other property to which any of the goods may be affixed or be a part, and reasonable attorney's fees and legal expenses. The security interest granted hereunder shall be deemed to secure, in addition to all other sums of money due hereunder, the repayment of all such costs of collection and enforcement and all amounts expended by NMAC on behalf of the Dealer. Dealer agrees that the sale by NMAC of any new or unused property repossessed by NMAC to the manufacturer, distributor or seller thereof, or to any person designated by such manufacturer, distributor or seller, at the invoice cost to Dealer less any credit granted to Dealer with respect thereto and reasonable costs of transportation and reconditioning, shall be deemed to be a commercially reasonable means of disposing of the same. Dealer further agrees that if NMAC shall solicit bids from three or more other dealers in the type of property repossessed by NMAC hereunder, any sale by NMAC of such property in bulk or in parcels to the bidder submitting the highest cash bid therefor shall also be deemed to be a commercially reasonable means of disposing of the same. Notwithstanding the foregoing, it is expressly understood that such means of disposal shall not be exclusive, and that NMAC shall have the right to dispose
of any property repossessed hereunder by any commercially reasonable means.   In
addition to all other rights and remedies of NMAC, Dealer shall be liable for the amounts by which the indebtedness of Dealer to NMAC hereunder shall exceed the amount realized by


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NMAC from any of the Collateral and other security, but nothing herein shall require NMAC to look to any or all of the Collateral in satisfaction of Dealer's indebtedness to NMAC.

10.  General

Time shall be of the essence herein. Any delay on the part of NMAC in the exercise of any right or remedy shall not operate as a waiver thereof, and no single or partial exercise by NMAC of any right or remedy shall preclude any other or further exercise of any other right or remedy.

The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Dealer, heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Dealer may be liable individually or jointly with others.

Any reference herein to NMAC shall include the successors and assigns of NMAC. If more than one party shall execute this Agreement, the term "Dealer" shall mean all parties signing this Agreement (other than NMAC) and each of them, and all such parties shall be jointly and severally obligated and liable hereunder. The covenants and conditions of this Agreement shall apply to and be binding upon the heirs, executors, administrators, successors and assigns of Dealer and shall inure to the benefit of NMAC, its successors and assigns. This Agreement shall not be assignable by Dealer except with the express written consent of NMAC.

The neuter pronoun when used herein shall include the masculine and the feminine and also the plural.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Dealer further agrees that the Collateral is now and shall continue to be personal property, notwithstanding the manner and degree of affixation of the Collateral to any real property.

Except as herein provided, no modification hereof may be made except by written instrument duly executed by, or pursuant to the express written authority of, an executive officer of NMAC.

Dealer shall execute and deliver to NMAC promissory notes or other evidences of Dealer's indebtedness hereunder, security agreements, trust receipts, chattel mortgages or other security


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instruments and any other documents which NMAC may reasonably request to confirm
Dealer's obligation to NMAC and to confirm NMAC's security interest in any collateral by NMAC, and if NMAC so requests, the terms and conditions hereof shall be deemed to be incorporated therein. NMAC's security or other interest in any Collateral shall not be impaired by the delivery to Dealer of such Collateral or of bills of lading, certificates of origin, invoices or other documents pertaining thereto or by the payment by Dealer of any curtailment, security or other deposit or portion of the amount financed. The execution by Dealer or on Dealer's behalf of any document for the amount of any credit extended shall be deemed evidence of Dealer's obligation and not payment thereof.

NMAC may, for and in the name of Dealer, endorse and assign any obligation transferred to NMAC by Dealer and any check or other medium of payment intended to apply upon such obligation. NMAC may complete any blank space and fill in omitted information on any document or paper furnished to it by Dealer.

Unless the context clearly requires, the terms used herein shall be given the same meaning as ascribed to them under the provisions of the Uniform Commercial Code.

Section headings are inserted for convenience only and shall not affect any construction or interpretation of this Agreement. This Agreement shall be interpreted in accordance with the laws of the state of the Dealer's place of business indicated above.

11.  Effective Date and Termination

This Agreement shall become effective on the date NMAC first extends credit to Dealer hereunder and shall be binding on Dealer and NMAC and their respective successors and assigns from such date until terminated by receipt of written notice by either party from the other; provided, however, that any such termination shall not relieve either party from any obligation incurred prior to the effective date thereof, nor shall it affect the security interest granted hereunder which shall continue until all outstanding obligations and indebtedness of Dealer to NMAC are satisfied in full. Such termination shall not affect the obligations of any guarantor of the obligations and indebtedness of the Dealer hereunder.


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Dated:    July 12, 1996

PEACHTREE NISSAN, INC.
5211 Peachtree Industrial Boulevard
Chamblee, GA 30341

By:       /s/ Carl Spielvogel
     --------------------------
     Carl Spielvogel, President

NISSAN MOTOR ACCEPTANCE CORPORATION

By:       /s/ Mark Doi
     --------------------------
     Mark Doi, Senior Manager
     Commercial Credit


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                                   ADDENDUM TO
                         AUTOMOTIVE WHOLESALE FINANCING
                             AND SECURITY AGREEMENT

     This Addendum to Automotive Wholesale Financing and Security Agreement ("Addendum") is made between NISSAN MOTOR ACCEPTANCE CORPORATION ("NMAC") and PEACHTREE NISSAN, INC. ("Dealer") effective as of July 12, 1996.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, NMAC and Dealer hereby agree to supplement the Automotive Wholesale Financing and Security Agreement between NMAC and Dealer, dated as of July 12, 1996 (the "Agreement"), as follows:

     Section 8 of the Agreement is amended to add, at the end of the section, the following paragraph:

          "As a condition of extensions of credit by NMAC, Dealer acknowledges and agrees to maintain tangible net worth, working capital and net cash requirements established by Nissan Motor Corporation in U.S.A. ("NMC") and/or NMAC ("Capitalization Guidelines"). The Capitalization Guidelines are established and modified from time to time, based upon Dealer's total new vehicle unit sales, the Dealer's annual planning unit volume established by NMC, and/or the amount of the Dealer's wholesale inventory floorplan lines of credit approved by NMAC, as the foregoing may be modified from time to time. Dealer shall receive prior written notice from NMC or NMAC regarding any changes to the Capitalization Guidelines."

     Except as expressly modified in this Addendum, the Agreement shall remain unchanged and in full force and effect.

                              PEACHTREE NISSAN, INC.,
                              a Georgia corporation

                                     /s/ Carl Spielvogel
                                   ------------------------
                              By:  Carl Spielvogel
                                   President


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